Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to Form S-1 of LMI Holdings, Inc. (Registration Statement No. 333-150358) of our report dated July 23, 2008, relating to the financial statements of Lebanon Mutual Insurance Company, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania
August 12, 2008